Scholastic Announces Plans to Strategically Combine
School Book Fairs and Book Clubs Divisions

Integrated school reading events business to launch in June led by Sasha Quinton, currently Book Fairs President

Former Book Clubs President Judy Newman named Company’s first Chief Impact Officer, leading partnerships to expand access to books and literacy

New York, NY – April 3, 2023 – Scholastic (NASDAQ: SCHL), the global children's publishing, education and media company, today announced plans to combine its market-leading U.S. Book Fairs and Book Clubs divisions into an integrated school reading events business. The transition process is expected to be completed and the new organization launched by June, in advance of the 2023/2024 school year.

Peter Warwick, President and Chief Executive Officer, said, “For generations, Scholastic Book Fairs and Book Clubs have earned the trust of educators and the privilege of bringing the joy of reading directly to children in schools and classrooms across the U.S. Today, these highly differentiated, uniquely Scholastic businesses have significant overlap and synergies in their customers and operations. By integrating both Clubs and Fairs into a single, aligned organization, we’re excited about the multiple opportunities to expand Scholastic’s impact, serve our customers better and improve efficiencies.”

As part of the current, growth-focused reorganization, Sasha Quinton, President of Scholastic Book Fairs, will lead the integrated school reading events division upon launch. Under Ms. Quinton’s leadership since 2020, Book Fairs have achieved impressive growth and profitability, by successfully innovating and delivering on the singular value proposition of Scholastic’s school reading events – highly engaging, quality books that kids love to read, delivered through compelling, reading-focused experiences for schools, families and communities. Together, these attributes strongly underpin the Company’s growth potential.

To further accelerate Scholastic’s long-term growth and impact, Judy Newman, previously President of Scholastic Book Clubs, has been named the Company’s first Chief Impact Officer. In this role, she will lead Scholastic’s efforts to increase access to books and literacy through partnerships with non-profit and other organizations that expand Scholastic’s school reading events to new communities, schools and families. During her 30 years at the Company, Ms. Newman has been a key advocate for teachers and their ever-evolving needs. She also brings extensive leadership experience serving in and working with literacy-focused non-profits and foundations.

Mr. Warwick added, “We’re excited to announce Sasha and Judy’s new roles where they will continue to partner in new ways, as we remove the organizational barriers to more profitable long-term growth and also significantly expand our reach and beneficial impact among children and schools that Scholastic has not traditionally been able to serve on the scale that they need and deserve.”

A transition planning team is beginning work to finalize the new business model, strategy, metrics for success, and organizational structure for the combined school reading events organization. The Company expects to address the results of the team’s work when it reports its year-end results.
About Scholastic
For more than 100 years, Scholastic Corporation (NASDAQ: SCHL) has been encouraging the personal and intellectual growth of all children, beginning with literacy. Having earned a reputation as a trusted partner to educators and families, Scholastic is the world's largest publisher and distributor of children's books, a leading provider of literacy curriculum, professional services, and classroom magazines, and a producer of educational and entertaining children's media. The Company creates and distributes bestselling books and e-books, print and technology-based learning programs for pre-K to grade 12, and other products and services that support children's learning and literacy, both in school and at home. With 15 international operations and exports to 165 countries, Scholastic makes quality, affordable books available to all children around the world through school-based book clubs and book fairs, classroom libraries, school and public libraries, retail, and online. Learn more at www.scholastic.com.

Contact: Scholastic Corporation

Investors: Jeffrey Mathews, (212) 343-6741, investor_relations@scholastic.com

Media: Anne Sparkman, (212) 343-6657, asparkman@scholastic.com

Forward-Looking Statements

This news release contains certain forward-looking statements relating to future periods. Such forward-looking statements are subject to various risks and uncertainties, including the conditions of the children’s book and educational materials markets generally and acceptance of the Company’s products within those markets, and other risks and factors identified from time to time in the Company’s filings with the Securities and Exchange Commission. Actual results could differ materially from those currently anticipated.

SCHL: Financial

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